                                                                    Exhibit 99.1

                               AQUA AMERICA, INC.
                     EMPLOYEES 401(K) SAVINGS PLAN AND TRUST

                                Financial Report


                                December 31, 2004

         (With Report of Independent Registered Public Accounting Firm)

AQUA AMERICA, INC. EMPLOYEES 401(K) SAVINGS PLAN AND TRUST
--------------------------------------------------------------------------------
TABLE OF CONTENTS
DECEMBER 31, 2004



                                                                                                   PAGE
                                                                                                   ----
FINANCIAL STATEMENTS:

     Report of Independent Registered Public Accounting Firm on the Financial
         Statements and Supplementary Information                                                   1

     Statements of Net Assets Available for Benefits                                                2

     Statements of Changes in Net Assets Available for Benefits                                     3

     Notes to Financial Statements                                                                  4


SUPPLEMENTARY SCHEDULES:

     Schedule of Assets (Held at End of Year)                                                       9

     Schedule of Nonexempt Transactions                                                            10

     Schedule of Delinquent Participant Contributions                                              11


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            ON THE FINANCIAL STATEMENTS AND SUPPLEMENTARY INFORMATION


To the Administrators
Aqua America, Inc. Employees 401(k) Savings Plan and Trust


         We have audited the accompanying statements of net assets available for benefits of the Aqua America, Inc. Employees 401(k) Savings Plan and Trust as of December 31, 2004 and 2003, and the related statements of changes in its net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Aqua America, Inc. Employees 401(k) Savings Plan and Trust as of December 31, 2004 and 2003, and the changes in its net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.

         Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary schedule of assets (held at end of year) as of December 31, 2004 and nonexempt transactions, and delinquent participant contributions for the year ended December 31, 2004 are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplementary schedules are the responsibility of the Plan's management. The supplementary schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                                    /s/BEARD MILLER COMPANY LLP




Reading, Pennsylvania
May 13, 2005

AQUA AMERICA, INC. EMPLOYEES 401(K) SAVINGS PLAN AND TRUST
--------------------------------------------------------------------------------
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 2004 AND 2003


                                                                                     2004                 2003
                                                                               ----------------     ----------------
                                    ASSETS

     Investments, at fair value                                                    $39,210,796          $35,617,809

     Cash and cash equivalents                                                               0                6,317

     Receivables:
         Employer contributions                                                              0                2,902
         Participants' contributions                                                         0               51,177
                                                                               ----------------     ----------------

         NET ASSETS AVAILABLE FOR BENEFITS                                         $39,210,796          $35,678,205
                                                                               ================     ================


See notes to financial statements.
--------------------------------------------------------------------------------
                                        2

AQUA AMERICA, INC. EMPLOYEES 401(K) SAVINGS PLAN AND TRUST
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                                                     2004                 2003
                                                                               ----------------     ----------------
INVESTMENT INCOME

     Interest and dividends                                                       $    935,680         $    647,568
     Net appreciation in fair value of investments                                   2,845,350            7,091,086
                                                                               ----------------     ----------------

         TOTAL INVESTMENT INCOME                                                     3,781,030            7,738,654
                                                                               ----------------     ----------------

CONTRIBUTIONS

     Employer                                                                          300,618              309,096
     Participants                                                                    1,548,000            1,520,600
                                                                               ----------------     ----------------

         TOTAL CONTRIBUTIONS                                                         1,848,618            1,829,696
                                                                               ----------------     ----------------

BENEFITS PAID TO PARTICIPANTS                                                       (2,094,200)          (2,057,548)
                                                                               ----------------     ----------------

ADMINISTRATIVE EXPENSES                                                                 (2,857)              (2,763)
                                                                               ----------------     ----------------

         NET INCREASE IN NET ASSETS AVAILABLE FOR BENEFITS                           3,532,591            7,508,039

NET ASSETS AVAILABLE FOR BENEFITS - BEGINNING OF YEAR                               35,678,205           28,170,166
                                                                               ----------------     ----------------

NET ASSETS AVAILABLE FOR BENEFITS -  END OF YEAR                                   $39,210,796          $35,678,205
                                                                               ================     ================


See notes to financial statements.
--------------------------------------------------------------------------------
                                        3

AQUA AMERICA, INC. EMPLOYEES 401(K) SAVINGS PLAN AND TRUST
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003


NOTE 1 - DESCRIPTION OF PLAN

              The following description of the Aqua America, Inc. Employees 401
         (k) Savings Plan and Trust (the "Plan") is provided for general information purposes only. Participants should refer to the Plan document for more complete information.

              GENERAL

                  The Plan is a defined contribution plan covering substantially all non-bargaining unit employees with hire dates prior to April 1, 2003 of Aqua Illinois Inc., Aqua Ohio, Inc., Aqua New Jersey, Inc., Aqua Maine, Inc., Aqua North Carolina, Inc. (formerly Hydraulics, Ltd.), employees of certain divisions of Aqua Pennsylvania, Inc. and some employees of other subsidiaries of Aqua America, Inc. (the "Company"). Employees became eligible to participate on January 1 of the year following the date on which his or her employment commenced. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA). Employees covered under collective bargaining agreements are permitted to participate in the Plan if the collective bargaining agreement provides for participation.

              CONTRIBUTIONS

                  Participants may elect to contribute from 1% to 25% of their pretax compensation pursuant to a salary deferral election, up to a maximum of $13,000 in 2004 and $12,000 in 2003 which are partially matched by the employer. Participants may also contribute from 1% to 10% of their after-tax compensation, which is not matched by the Company. Additionally, participants who are age 50 or who will attain age 50 prior to the plan year may make an additional deferral contribution ("Catch-Up"), provided the participant made the maximum amount of deferral contributions permitted under the Plan. The maximum amount of allowable catch-up contribution for 2004 and 2003 is $3,000 and $2,000, respectively. They may also make transfers or suspend their contributions at any time. In any Plan year, a participant's aggregate contributions to the Plan (salary deferral amounts plus after-tax voluntary contributions) may not exceed 35% of such participant's compensation for the applicable Plan year.

                  The Plan provides for the Company to contribute an amount equal to 40% of the pretax employee contribution up to $1,040 for each participant. The Company's contributions consist of common stock in Aqua America, Inc.

              PARTICIPANTS' ACCOUNTS

                  Each participant's account is credited with the participant's contribution and allocations of the Company's contribution and Plan earnings. Allocations are based on participant contributions or account balances, as defined by the Plan document.


--------------------------------------------------------------------------------

AQUA AMERICA, INC. EMPLOYEES 401(K) SAVINGS PLAN AND TRUST
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

NOTE 1 - DESCRIPTION OF PLAN (CONTINUED)

              VESTING

                  Each participant will always be 100% vested in all employee and Company contributions.

              COMMON STOCK FUND

                  Matching contributions may be made in cash or invested in Aqua America, Inc. common stock. Participants have an opportunity to elect that any dividends with respect to Aqua America, Inc. common stock held be paid in cash rather than being allocated to their account to be invested in additional shares of Aqua America, Inc. common stock.

              INVESTMENT OPTIONS

                  Participants can direct, at the time they enroll in the Plan, that their salary deferral and voluntary contributions be invested entirely in one of the funds offered by the Plan or divided among the funds. The Plan currently offers nine mutual funds and one common/collective trust fund. Subject to compliance with applicable state and federal securities laws, the Plan also permits participants to acquire an interest in Aqua America, Inc. common stock. Participants may change their investment instructions and reinvest their contributions in a different fund or funds at any time.

              PAYMENT OF BENEFITS

                  Upon retirement, disability, or death, distributions will be paid as soon as administratively possible in a lump sum or as an annuity. Upon termination of service other than by retirement, disability, or death, a participant will receive a lump sum payment if the total of their employer matching and profit sharing contribution accounts does not exceed $5,000. If the account balances exceed $5,000, the assets will generally be held in a trust until the participant's normal or early retirement date.

                  Withdrawals will be made in cash or shares of Aqua America, Inc. stock, to the extent permitted by law. Under certain circumstances, a participant may withdraw all or a portion of the employee contributions while still employed.

              LOANS DUE FROM PARTICIPANTS

                  Participants may borrow funds from their account balance equal to the lesser of $50,000 or 50% of their vested account balance for a period not to exceed five years unless the loan is used to purchase the participant's principal residence. Repayment is made through payroll deductions. All new loans are issued at an interest rate of prime plus 1%.

              PLAN AMENDMENT OR TERMINATION

                  Although the Company does not intend to terminate the Plan, it may do so at its discretion, subject to the provisions of ERISA. All interests of the participants would be distributed to them as determined in accordance with applicable provisions of the Internal Revenue Code.


--------------------------------------------------------------------------------

AQUA AMERICA, INC. EMPLOYEES 401(K) SAVINGS PLAN AND TRUST
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003


NOTE 2 - SUMMARY OF ACCOUNTING POLICIES

              A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

              BASIS OF ACCOUNTING

                  The accompanying financial statements have been prepared using the accrual basis.

              USE OF ESTIMATES

                  The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires the Plan's management to use estimates and assumptions that affect the accompanying financial statements and disclosures. Actual results could differ from these estimates.

              ADMINISTRATION

                  The Plan is administered by a committee (the "Committee") consisting of three or more individuals selected by and who may be removed at any time by the Board of Directors of Aqua America, Inc. The Committee members may be employees of Aqua America, Inc. and may be participants in the Plan. The Committee members receive no compensation from the Plan for their services in such capacity. The Committee has extensive administrative powers in connection with the Plan, including authority to interpret the provisions of the Plan, to adopt rules for its administration and to make other decisions with respect to the Plan.

                  The plan trustee invests funds as directed by the participants. The principal duties of the trustees are to receive all contributions paid to the Plan and to make investments and pay benefits.

                  Substantially all of the administrative expenses of the Plan are paid by the Company.

              INVESTMENT VALUATION

                  The Plan's investments are stated at fair value. Mutual funds are valued at quoted market prices which represents the net asset value of shares held by the Plan at year end. Common/collective trust funds are valued at unit value, which represents the fair value of the underlying assets. Aqua America stock is valued at its quoted market price at year-end. Loans to participants, short-term investments and cash are valued at cost, which approximates fair value.

                  Investments of the Plan are exposed to various risks, such as interest rate, market, and credit. Due to the level of risk associated with certain investments and the level of uncertainty related to changes in the value of investments, it is at least reasonably possible that changes in risks in the near term would materially affect investment assets reported in the statement of net assets available for benefits and the statements of changes in net assets available for benefits.



--------------------------------------------------------------------------------
                                       6

AQUA AMERICA, INC. EMPLOYEES 401(K) SAVINGS PLAN AND TRUST
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003


NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

              INVESTMENT VALUATION (CONTINUED)

                  Dividend income is recorded on the ex-dividend date and interest income is recorded when earned. Realized gains and losses on the sale of the Aqua America, Inc. stock are based on average cost. Purchases and sales are recorded on a trade date basis.


NOTE 3 - INVESTMENTS

              The fair market values of individual assets that represent 5% or more of the Plan's net assets available for benefits as of December 31, 2004 and 2003 are as follows:

                                         INVESTMENTS                                 2004                 2003
                   -------------------------------------------------------     ----------------     ----------------
                   Mutual funds:
                        American Century Select Fund                              $  7,599,820         $  7,182,293
                        American Century Balanced Fund                               3,046,178            2,808,862

                   Common/Collective Funds
                        American Century Stable Asset Fund                           3,266,620            2,875,007

                   Common Stock
                        Aqua America, Inc. Common Stock                             18,658,772           16,973,688

              The Plan's investments (including gains and losses on investments brought and sold, as well as held during the year) appreciated in value during the years ended December 31, 2004 and 2003 as follows:

                                                                                      2004                2003
                                                                               ----------------     ----------------

                   Common stock                                                     $1,863,366           $4,334,240
                   Mutual funds                                                        981,984            2,756,846
                                                                               ----------------     ----------------

                          TOTAL                                                     $2,845,350           $7,091,086
                                                                               ================     ================

--------------------------------------------------------------------------------
                                       7

AQUA AMERICA, INC. EMPLOYEES 401(K) SAVINGS PLAN AND TRUST
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003


NOTE 4 - NONPARTICIPANT-DIRECTED INVESTMENTS

              Information about the net assets available for benefits as of December 31, 2004 and 2003 and the significant components of the changes in net assets relating to the nonparticipant-directed investments for the years ended December 31, 2004 and 2003 is as follows:

                                                                                     2004                 2003
                                                                               ----------------     ----------------
                   Net assets:
                        Aqua America common stock                                  $14,126,809          $12,791,911
                        Employer contribution receivable                                     0                2,902
                                                                               ----------------     ----------------

                                                                                   $14,126,809          $12,794,813
                                                                               ================     ================

                   Changes in net assets:
                        Contributions                                              $   300,618          $   309,096
                        Interest and dividends                                         284,252              265,239
                        Net appreciation                                             1,414,390            3,261,058
                        Benefits paid to participants                                 (667,264)            (695,005)
                                                                               ----------------     ----------------

                          TOTAL                                                     $1,331,996           $3,140,388
                                                                               ================     ================

NOTE 5 - RELATED PARTY TRANSACTIONS

              Certain Plan investments are shares of mutual funds managed by J.P. Morgan Retirement Plan Services. J.P. Morgan Retirement Plan Services is the trustee as defined by the Plan and, therefore, these transactions qualify as party-in interest transactions.

NOTE 6 - TAX STATUS

              The Internal Revenue Service issued its latest determination letter dated October 8, 2003, which stated that the Plan and related trust, as amended, qualified under applicable provisions of the Internal Revenue Code (IRC) and, therefore, are exempt from federal income taxes. The Plan has been amended since receiving the determination letter. The Plan administrator and the Plan's counsel believe that the Plan is designed and is currently being operated in compliance with applicable requirements of the IRC. Therefore, no provision for income taxes has been included in the Plan's financial statements.


--------------------------------------------------------------------------------
                                       8

AQUA AMERICA, INC. EMPLOYEES 401(K) SAVINGS PLAN AND TRUST
--------------------------------------------------------------------------------
SCHEDULE OF ASSETS (HELD AT END OF YEAR)
FORM 5500 - SCHEDULE H - LINE 4I
EIN: 01-0049450
PN: 003
DECEMBER 31, 2004

                                                                                                                      CURRENT
 (A)         IDENTITY OF ISSUE (B)                       DESCRIPTION OF INVESTMENT (C)           COST (D)             VALUE (E)
----  ------------------------------------------      -----------------------------------        ---------          ------------
  *   American Century Balanced Fund                  Registered Investment Company                 N/A             $  3,046,178
  *   American Century Diversified Bond Fund          Registered Investment Company                 N/A                  384,092
  *   American Century Equity Index Fund              Registered Investment Company                 N/A                1,139,567
  *   American Century International Growth Fund      Registered Investment Company                 N/A                  362,319
  *   American Century Select Fund                    Registered Investment Company                 N/A                7,599,820
  *   American Century Strategic Allocation           Registered Investment Company
          Moderate Fund                                                                             N/A                  138,767
  *   American Century Value Fund                     Registered Investment Company                 N/A                1,887,828
  *   American Century Vista Fund                     Registered Investment Company                 N/A                1,327,178
  *   JP Morgan U.S. Small Company                    Registered Investment Company                 N/A                  395,961
  *   American Century Stable Asset Fund              Common/Collective Fund                        N/A                3,266,620
  *   Aqua America, Inc.                              Common Stock                               $7,671,579           18,658,772
      Participant loans                               Participant Loans (interest rate 4.0%
                                                           to 9.5%)                                       0            1,003,694
                                                                                                                     -----------

                                                                                                                     $39,210,796
                                                                                                                     ===========

 *   Represents a party-in-interest to the Plan.
N/A Historical cost has not been presented as investment is participant directed.

--------------------------------------------------------------------------------

AQUA AMERICA, INC. EMPLOYEES 401(K) SAVINGS PLAN AND TRUST
--------------------------------------------------------------------------------
SCHEDULE OF NONEXEMPT TRANSACTIONS
FORM 5500 - SCHEDULE G - PART III
EIN: 01-0049450
PN: 003
YEAR ENDED DECEMBER 31, 2004

                                                                                                                   NET GAIN OR LOSS
 IDENTITY OF PARTY       RELATIONSHIP TO            DESCRIPTION OF               COST OF      CURRENT VALUE            ON EACH
   INVOLVED (A)              PLAN (B)               TRANSACTIONS (C)             ASSET (H)     OF ASSET (I)        TRANSACTION (J)
-------------------      ----------------      ----------------------------     ----------    --------------       -----------------
Aqua America, Inc.          Plan Sponsor       Employee contributions not
                                                remitted timely to the Plan       $117,426        $117,426            $      0

Aqua America, Inc.          Plan Sponsor       Related earnings on employee
                                                contributions not remitted
                                                timely to the Plan                   1,054               0               1,054

--------------------------------------------------------------------------------

AQUA AMERICA, INC. EMPLOYEES 401(K) SAVINGS PLAN AND TRUST
--------------------------------------------------------------------------------
SCHEDULE OF DELINQUENT PARTICIPANT CONTRIBUTIONS
FORM 5500 - SCHEDULE H - LINE 4A
EIN: 01-0049450
PN: 003
YEAR ENDED DECEMBER 31, 2004




                                               TOTAL THAT CONSTITUTE NONEXEMPT PROHIBITED TRANSACTIONS
                                     -------------------------------------------------------------------------
        PARTICIPANT                                                                                                 TOTAL FULLY
       CONTRIBUTIONS                                             CONTRIBUTIONS                                     CORRECTED UNDER
      TRANSFERRED LATE               CONTRIBUTIONS NOT         CORRECTED OUTSIDE       CONTRIBUTIONS PENDING       VFCP AND PTE
        TO THE PLAN                     CORRECTED                    VFCP                CORRECTION IN VFCP            2002-51
--------------------------          ------------------         -----------------       ---------------------   ------------------
       $117,426                          $   0                   $117,426                     $   0                     $   0


--------------------------------------------------------------------------------
                                       11